Exhibit 10.1

Goldman Sachs Bank USA, as Administrative Agent and Lender

c/o Goldman, Sachs & Co.

30 Hudson Street, 4th Floor

Jersey City, NJ 07302

Fax: (646) 769-7829

Email: gsslg-operations@gs.com

Attn: Operations

With a copy to:

Computershare Trust Company, N.A., as Collateral Agent

9062 Annapolis Road

Columbia, Maryland 2104

Attention: CLO Trust Services – BCPC I, LLC

NEW COMMITMENT REQUEST

March 22, 2024

Reference is made to the Credit Agreement, dated as of November 29, 2023 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”), by and among, BCPC I, LLC, the borrower (the “Borrower”); the lenders party thereto from time to time (the “Lenders”); GOLDMAN SACHS BANK USA, as sole lead arranger and syndication agent; GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the “Administrative Agent”); and Computershare Trust Company, N.A., as collateral administrator, as collateral custodian and as collateral agent (the “Collateral Agent”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to Section 2.1(e) of the Credit Agreement, the Borrower has requested that Lenders make a New Commitment to the Borrower in accordance with the applicable terms and conditions of the Credit Agreement (the “New Commitment”) on March 22, 2024 (the “Increased Amount Date”) in the amount of $25,000,000.00. The amount of each Lender’s Commitment on and after the Increased Amount Date (subject to any adjustment or reduction pursuant to the terms and conditions of the Credit Agreement) is set forth on Appendix A hereto.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. New Commitment. Pursuant to Section 2.1(e) of the Credit Agreement and subject to the terms and conditions hereof, the undersigned Lender hereby agrees to make the New Commitment to the Borrower effective on and as of the Increased Amount Date. The New Commitment shall constitute a “Commitment” for all purposes of the Credit Agreement and the other Transaction Documents, and the terms and provisions of the New Commitment shall be identical to the existing Commitments under the Credit Agreement.

SECTION 2. Conditions Precedent to New Commitment. This Agreement, and the New Commitment of the Lender, shall become effective on and as of the Increased Amount Date, subject to the satisfaction of the following conditions precedent:

(a) the Administrative Agent shall have received counterparts of this Agreement that, when taken together, bear the signatures of the Borrower and the Administrative Agent and Lender;

(b) on the Increased Amount Date each of the conditions set forth or referred to in Section 2.1(e)(1) of the Credit Agreement shall be satisfied; provided, that the Administrative Agent hereby waives any required notice period prior to the Increased Amount Date, pursuant to Section 2.1(e)(1) of the Credit Agreement;

(c) each of the conditions set forth in Section 3.2 of the Credit Agreement shall be satisfied as if such Increased Amount Date were a Credit Date;

(c) Borrower has delivered or caused to be delivered the legal opinion specified in Section 2.1(e) and any additional legal opinions or other documents reasonably requested by the Administrative Agent in connection with the New Commitment;

(d) the Borrower has made any payments required pursuant to Section 2.7 of the Credit Agreement and the Fee Letters in connection with such New Commitments; and

(e) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Commitments.

SECTION 3. Applicable Law; Jurisdiction; Consent to Service of Process; Other. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 11.14, 11.15, AND 11.16 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE.

2

IN WITNESS WHEREOF, the Borrower has caused this New Commitment Request to be duly executed and delivered by an officer thereunto duly authorized as of the date first written above.

BCPC I, LLC, as Borrower

By: Bain Capital Private Credit, its designated manager

By:	/s/ Michael J. Boyle
Name: Michael J. Boyle
Title: President

Acknowledged and Agreed:

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Ted Moscoso
Name: Ted Moscoso
Title: Managing Director

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Ted Moscoso
Name: Ted Moscoso
Title: Managing Director

Appendix A

Lender	Commitment
GOLDMAN SACHS BANK USA	$175,000,000
Total	$175,000,000